POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INDEX TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ John F. Donahue John F. Donahue	Chairman and Trustee (Chief Investment Officer)	November 15, 2000

/s/ J. Christopher Donahue J. Christopher Donahue	President and Trustee	November 15, 2000

/s/ Richard J. Thomas Richard J. Thomas	Treasurer (Principal Financial and Accounting Officer)	November 15, 2000

/s/ Thomas G. Bigley Thomas G. Bigley	Trustee	November 15, 2000

/s/ John T. Conroy, Jr. John T. Conroy, Jr.	Trustee	November 15, 2000

/s/ Nicholas P. Constantakis Nicholas P. Constantakis	Trustee	November 15, 2000

/s/ John F. Cunningham John F. Cunningham	Trustee	November 15, 2000

/s/ Lawrence D. Ellis, M.D. Lawrence D. Ellis, M.D.	Trustee	November 15, 2000

/s/ Peter E. Madden Peter E. Madden	Trustee	November 15, 2000

/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.	Trustee	November 15, 2000

/s/ John E. Murray, Jr. John E. Murray, Jr.	Trustee	November 15, 2000

/s/ Marjorie P. Smuts Marjorie P. Smuts	Trustee	November 15, 2000

/s/ John S. Walsh John S. Walsh	Trustee	November 15, 2000

Sworn to and subscribed before me this 15th day of November , 2000

  /s/ Janice L. Vandenberg

Notarial Seal Janice L. Vandenberg, Notary Public Pittsburgh, Allegheny County My Commission Expires July 4, 2002
Member, Pennsylvania Association of Notaries